Exhibit 99.1

RetailMeNot Announces Third Quarter 2014 Financial Results

•	Net Revenues of $56.5 million, up 19% year-over-year

•	Net Income of $2.5 million

•	GAAP EPS of $0.05; non-GAAP EPS of $0.16

•	Adjusted EBITDA of $16.7 million

AUSTIN, Texas, November 3, 2014 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced its financial results for the third quarter ended September 30, 2014.

Third Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the third quarter of 2013 unless otherwise noted)

•	Net revenues were $56.5 million, an increase of 19%.

•	Net revenues from international markets totaled $13.2 million, up 37% and representing 23% of total net revenues.

•	Mobile net revenues totaled $11.7 million, up 101% and representing 21% of total net revenues. Mobile net revenues include net revenues from our mobile websites, mobile applications and our in-store products.

•	GAAP net income was $2.5 million, reflecting a decline of 55%, compared to $5.6 million.

•	Non-GAAP net income was $9.1 million, reflecting a decline of 6%, compared to $9.6 million.

•	EPS for the quarter was $0.05 per share, based on 55.1 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.16 per share, based on 55.1 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $16.7 million, up 2% and representing 30% of total net revenues.

•	Visits grew 22% to 161.5 million.

“I am pleased with the strong user engagement levels we have seen this quarter and am especially proud of the release of the redesigned RetailMeNot mobile app, which highlights an enhanced personalized and relevant savings experience for our users,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “As we enter the holiday shopping season, we will continue to focus on broader consumer engagement through our mobile channel, and we look forward to offering retailers new opportunities to help build their brand, increase store traffic and grow sales.”

Monthly mobile unique visitors totaled 14.5 million, up 81% from the prior year. Global subscribers to email and store alerts totaled 25.8 million, up 87% year-over-year.

RetailMeNot counts each of the following as a monthly mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a monthly mobile unique visitor as they are tracked separately for each mobile domain. We measure monthly mobile unique visitors with a combination of internal data sources and Google Analytics data.

Business Outlook

Our outlook reflects continued improvement in organic search rankings resulting in an increase in overall traffic growth. The majority of this visit growth is coming from an acceleration in lower monetizing mobile visits in the US. Our outlook also incorporates weaker than expected visit growth in our international markets and the impact of foreign exchange rates. As a result of these trends, we have tightened our top line growth outlook for the fourth quarter and full year:

Fourth Quarter 2014

•	Net revenues are expected to be in the range of $84.7 to $86.7 million, or growth of 9% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $32.2 to $35.2 million, or adjusted EBITDA margins of 39% at the mid-point.

Full Year 2014

•	Net revenues are expected to be in the range of $262.0 to $264.0 million, or growth of 25% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $90.0 to $93.0 million, or adjusted EBITDA margins of 35% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its third quarter 2014 financial results and business outlook today at 4:30 p.m. Eastern Time (3:30 p.m. Central Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results. Additionally, in advance of the conference call, RetailMeNot will post third quarter 2014 Management Commentary that can be accessed at http://investor.retailmenot.com.

Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com. A replay of the call will be available beginning at 6:30 p.m. Central Time on November 3, 2014 through November 10, 2014 at 11:59 p.m. Central Time. To listen to the telephone replay, call (855) 859-2056 within the US, or (404) 537-3406 if calling internationally. Access Code 15206550.

About RetailMeNot, Inc.

RetailMeNot, Inc. (www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers from their favorite retailers and brands. During the 12 months ended September 30, 2014, RetailMeNot, Inc. experienced more than 655 million visits to its websites. RetailMeNot estimates $3.5 billion in paid retailer sales in 2013 were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offer marketplace in the United Kingdom; Deals.com in Germany; Actiepagina.nl, a leading digital offer site in the Netherlands; Bons-de-Reduction.com and Ma-Reduc.com, leading digital offer sites in France; Poulpeo.com, a leading digital offer site with cash back in France; and Deals2Buy.com, a leading digital offer site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided in this release below.

RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including changes in fair value of warrant liabilities and contingent consideration) and income taxes, net of any foreign exchange income or expense.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes it also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), other income or expense and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,”

“predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (2) RetailMeNot’s ability to attract visitors to its websites from search engines; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (5) RetailMeNot’s need to monetize digital offers available through its mobile solutions; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of recent and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 18, 2014 and its most recent quarterly report on Form 10-Q filed with the SEC on August 6, 2014. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

— RMNSALE-F —

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014	2013
Net revenues	$56,470		$47,350	$177,246		$131,312
Costs and expenses:
Cost of net revenues (1)	4,598		3,275	13,676		8,735
Product development (1)	12,310		8,214	35,996		21,103
Sales and marketing (1)	19,198		15,699	59,565		40,974
General and administrative (1)	10,915		7,250	30,553		19,919
Amortization of purchased intangible assets	2,923		3,056	9,560		8,673
Other operating expenses	751		441	3,210		1,299

Total costs and expenses	50,694		37,935	152,560		100,703

Income from operations	5,776		9,415	24,686		30,609
Other income (expense):
Interest expense, net	(374)		(1,156)	(1,399)		(2,410)
Other income (expense), net	(674)		473	(974)		451

Income before income taxes	4,728		8,732	22,313		28,650
Provision for income taxes	(2,200)		(3,139)	(9,384)		(10,959)

Net income	2,528		5,593	12,929		17,691

Preferred stock dividends on participating preferred stock	—		(7,752)	—		(19,928)

Total undistributed earnings (loss)	2,528		(2,159)	12,929		(2,237)
Undistributed earnings allocated to participating preferred stock	—		—	—		—

Net income (loss) attributable to common stockholders	2,528		(2,159)	12,929		(2,237)

Net income (loss) per share attributable to common stockholders:
Basic	$0.05	-$	0.06	$0.24	-$	0.16

Diluted	$0.05	-$	0.06	$0.23	-$	0.16

Weighted average number of shares used in computing net income (loss) per share:
Basic	53,999		38,235	53,668		13,703

Diluted	55,086		38,235	55,366		13,703

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
(1) Includes stock-based compensation as follows:
Cost of net revenues	$496	$156	$1,307	$449
Product development	1,939	597	5,159	1,641
Sales and marketing	1,305	560	4,019	1,568
General and administrative	2,588	1,304	7,223	3,410

Total	$6,328	$2,617	$17,708	$7,068

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$2,528	$5,593	$12,929	$17,691
Depreciation and amortization	3,869	3,547	12,159	10,076
Stock-based compensation expense	6,328	2,617	17,708	7,068
Third party acquisition-related costs	—	388	—	1,305
Other operating expenses	750	441	3,210	1,299
Interest expense, net	374	1,156	1,399	2,410
Other income (expense), net	674	(473)	974	(451)
Provision for income taxes	2,200	3,139	9,384	10,959

Adjusted EBITDA	$16,723	$16,408	$57,763	$50,357

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP Income before income taxes	4,728	8,732	22,313	28,650
GAAP provision for income taxes	(2,200)	(3,139)	(9,384)	(10,959)

GAAP Net income	$2,528	$5,593	$12,929	$17,691
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,923	3,056	9,560	8,673
Stock-based compensation expense	6,328	2,617	17,708	7,068
Third party acquisition-related costs	—	388	—	1,305
Other operating expenses	750	441	3,210	1,299
Other income (expense), net	—	(17)	(12)	(59)
Less: Tax effect of adjustments above	(3,478)	(2,454)	(10,131)	(5,457)

Total non-GAAP net income	$9,051	$9,624	$33,264	$30,520

Diluted net income per share
GAAP	$0.05	$(0.06)	$0.23	$(0.16)

Non-GAAP	$0.16	$0.19	$0.60	$0.62

Shares used in non-GAAP diluted EPS calculation:
Weighed-average shares outstanding used in calculating GAAP diluted EPS	55,086	38,235	55,366	13,703
Additional dilutive securities for non-GAAP diluted EPS	—	2,681	—	2,225
Weighted-average shares from assumed conversion of preferred stock prior to IPO	—	11,045	—	33,014

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	55,086	51,961	55,366	48,942

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	47%	36%	42%	38%
Tax effect of non-GAAP adjustments to net income	-8%	1%	-5%	-3%

Non-GAAP effective tax rate	39%	37%	37%	35%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	Sep-14	Dec-13
Assets
Current assets:
Cash and cash equivalents	$215,694	$165,881
Accounts receivable, net	42,212	59,286
Prepaids and other current assets, net	14,926	10,661

Total current assets	272,832	235,828
Property and equipment, net	15,267	10,317
Intangible assets, net	73,803	80,813
Goodwill	177,863	179,659
Other assets, net	4,665	5,465

Total assets	$544,430	$512,082

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,158	$6,217
Accrued compensation and benefits	10,300	9,875
Accrued expenses and other current liabilities	5,753	5,586
Income taxes payable	2,480	4,835
Current maturities of long term debt	7,000	15,063

Total current liabilities	29,691	41,576
Deferred tax liability—noncurrent	3,620	8,796
Long term debt	21,000	26,250
Other noncurrent liabilities	6,749	4,151

Total liabilities	61,060	80,773
Stockholders’ equity (deficit):
Common stock	54	53
Additional paid-In capital	508,513	467,461
Accumulated other comprehensive loss	(383)	1,538
Accumulated deficit	(24,814)	(37,743)

Total stockholders’ equity (deficit)	483,370	431,309

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$544,430	$512,082

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$2,528	$5,593	$12,929	$17,691
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	3,869	3,547	12,159	10,076
Stock based compensation expense	6,328	2,617	17,708	7,068
Excess income tax benefit from employee stock-based awards and other	(1,481)	(1,287)	(12,004)	(1,287)
Deferred income tax benefit	(1,008)	(2,048)	(2,796)	(2,853)
Non-cash interest expense	97	665	290	900
Impairment of assets	—	—	—	—
Amortization of deferred compensation	751	441	3,210	1,301
Other non-cash expense and fair value change in liabilities, net	579	(221)	942	(64)
Provision for doubtful accounts receivable	1,145	—	1,967	142
Changes in operating assets and liabilities:
Accounts receivable, net	(2,230)	(4,175)	14,557	2,323
Prepaid expenses and other current assets, net	1,723	739	416	(1,723)
Accounts payable	1,231	613	(735)	(1,347)
Accrued expenses and other current liabilities	1,294	1,195	2,245	3,269
Other noncurrent assets and liabilities	271	(626)	676	(530)

Net cash provided by (used in) operating activities	15,097	7,053	51,564	34,966
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	(14,469)	(75)	(16,400)
Purchase of other assets	(3,285)	(305)	(3,386)	(851)
Purchase of property and equipment	(3,395)	(2,328)	(6,854)	(4,160)

Net cash used in investing activities	(6,680)	(17,102)	(10,315)	(21,411)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	33,069	—	33,069
Payments on notes payable	(8,023)	(30,975)	(13,273)	(37,175)
Payments of preferred stock dividends	—	(58,682)	—	(58,682)
Proceeds from public offerings, net of offering costs	—	85,365	(61)	85,365
Excess income tax benefit from employee stock-based awards and other	1,481	1,287	12,004	1,287
Obligation under capital lease	(1)	(3)	(7)	(8)
Payments for repurchase of common stock	—	—	(6)	—
Proceeds from exercise of options and warrants to purchase common stock, net of shares witheld for taxes	830	1,083	10,627	1,652

Net cash provided by (used in) financing activities	(5,713)	31,144	9,284	25,508
Effect of exchange rate changes on cash	(915)	442	(720)	203

Change in cash and cash equivalents	1,789	21,537	49,813	39,266
Cash and cash equivalents, beginning of period	213,905	114,871	165,881	97,142

Cash and cash equivalents, end of period	$215,694	$136,408	$215,694	$136,408